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Exhibit 99T3E.4

        CHEROKEE INTERNATIONAL CORPORATION

Offer to Exchange
Units, Consisting of 5 1/4% Senior Notes due 2008
and Warrants to Purchase Shares of Common Stock,
or
12% Pay-In-Kind Senior Convertible Notes due 2008
for any and all outstanding
10 1/2% Senior Subordinated Notes due 2009
issued by Cherokee International Corporation and Cherokee International, LLC
(CUSIP No. 164452 AB0)
and Solicitation of Consents for Amendment of the Indenture
for the 10 1/2% Senior Subordinated Notes due 2009

Pursuant to the Confidential Offering Circular and Consent Solicitation Statement
Dated October 28, 2002

THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON NOVEMBER 25, 2002, UNLESS EXTENDED OR EARLIER TERMINATED BY US (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION TIME").

To Our Clients:

        Cherokee International Corporation (formerly, Cherokee International Finance, Inc., "Cherokee") is offering to exchange (the "Exchange Offer"), for each $1,000 principal amount of outstanding 10 1/2% Senior Subordinated Notes due 2009 (the "Existing Notes") issued by Cherokee and Cherokee International, LLC ("Cherokee LLC"), at the option of each registered holder of Existing Notes (the "Holders"), any one of the following (the "Consideration"), but not a combination thereof:

  •
  1 unit (each, a "Unit"), consisting of $1,000 principal amount of 5 1/4% Senior Notes due 2008 (the "New Senior Notes") to be issued by Cherokee and 1 warrant (each, a "Warrant") to purchase shares of common stock of Cherokee determined as provided in the Offering Circular (defined below), or

  •
  $1,000 principal amount of 12% Pay-In-Kind Senior Convertible Notes due 2008 to be issued by Cherokee (the "New Convertible Notes"), which will be convertible into shares of common stock of Cherokee determined as provided in the Offering Circular.

        In addition, in connection with the Exchange Offer and Consent Solicitation, Cherokee will pay the interest, in cash, to holders of Existing Notes tendered and accepted for exchange in the Exchange Offer that was due to such holders on November 1, 2002. Payment of any interest that has accrued since November 1, 2002 on Existing Notes tendered and accepted in exchange for New Senior Notes or New Convertible Notes, as applicable, will be paid on the next regularly scheduled interest payment date, which is May 1, 2003 for the New Senior Notes and November 1, 2003 for the New Convertible Notes, at the rate applicable to the New Senior Notes and New Convertible Notes, respectively. Cherokee also will pay in cash on the closing date interest on Existing Notes not validly tendered or not accepted for exchange that was due on such Existing Notes on November 1, 2002.

        In connection with the Exchange Offer, Cherokee is also soliciting (the "Consent Solicitation") from Holders as of the close of business on September 12, 2002 (the "Record Date" and such Holders, the "Record Date Holders") consents (the "Consents") to certain proposed amendments to the indenture (the "Proposed Amendments") under which the Existing Notes were issued (the "Existing Indenture").

        The Exchange Offer and Consent Solicitation are made on the terms and subject to the conditions set forth in the enclosed Confidential Offering Circular and Consent Solicitation Statement dated October 28, 2002 (the "Offering Circular") and the accompanying Consent and Letter of Transmittal. Capitalized terms used but not defined herein have the meanings assigned to them in the Offering Circular.

        We are the registered holder of Existing Notes for your account or benefit. A tender of such Existing Notes (and a delivery of the related Consents with respect to such Existing Notes) may be made only by us as the registered holder and pursuant to your instructions. The enclosed Consent and Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Existing Notes held by us for your account or benefit (or to deliver the related Consents with respect to such Existing Notes).

        Accordingly, we request instructions as to whether you wish us to tender (and if you were the Record Date Holder, to deliver the related Consents with respect to) any or all of the Existing Notes held by us for your account or benefit, on the terms and subject to the conditions set forth in the enclosed Offering Circular and Consent and Letter of Transmittal. Your instructions should be forwarded to us as promptly as possible.

        You should read carefully the Offering Circular and the Consent and Letter of Transmittal before providing us with any instructions. In addition to the other information set forth therein, your attention is directed to the following:

        1.    The Exchange Offer is being made for all Existing Notes.

        2.    Consummation of the Exchange Offer is conditioned upon, among other things: (1) receipt of the Minimum Tender and the Minimum Consent, (2) execution and delivery of the Supplemental Indenture, (3) execution of the Senior Credit Facility, (4) execution of the Second Lien Note and (5) other customary conditions. See the section of the Offering Circular entitled "The Exchange Offer and Consent Solicitation—Conditions to the Exchange Offer and Consent Solicitation."

        In October 2002, Cherokee entered into an agreement (the "Exchange Agreement") with Holders of approximately 59.55% in aggregate outstanding principal amount of Existing Notes pursuant to which such Holders agreed to tender their Existing Notes and to deliver the related Consents to the Proposed Amendments. Accordingly, Cherokee expects to consummate the Exchange Offer and Consent Solicitation whether or not you elect to participate.

        3.    To tender your Existing Notes in the Exchange Offer, you must also consent to the Proposed Amendments or, if you were not the Record Date Holder, deliver a Consent to the Proposed Amendments from the Record Date Holder with regard to such Existing Notes. To give or deliver such Consent to the Proposed Amendments, you must also tender your Existing Notes.

        Important Note: Only (1) Record Date Holders and (2) persons who hold valid proxies authorizing such persons (or any persons claiming title by or through such persons) to furnish Consents with respect to the Consent Solicitation, are eligible to consent to the Proposed Amendments. A form of proxy to be executed by the Record Date Holder is attached to the Consent and Letter of Transmittal.

        4.    Holders electing to tender Existing Notes and receive Warrants and New Senior Notes in the form of Units shall, by execution of the Consent and Letter of Transmittal, become a party to the Stockholders' Agreement as of the date of the consummation of the Exchange Offer and Consent Solicitation and receipt of Warrants, as set forth in the Offering Circular. Please refer to the Offering Circular for a description of your rights and obligations under the Stockholders' Agreement.

        5.    To make a valid Consideration election, Holders must select one of the two forms of Consideration for the entire principal amount of Existing Notes tendered by each such Holder. Existing

Notes will not be accepted for exchange if a valid election is not made. Holders may change their Consideration election at any time at or prior to the Expiration Time.

        6.    Existing Notes tendered pursuant to the Exchange Offer may be withdrawn by the tendering Holder and the related Consents revoked by the Record Date Holder at any time at or prior to the Expiration Time. A Record Date Holder may not revoke a Consent with respect to tendered Existing Notes without the tendering Holder also withdrawing from tender the Existing Notes to which such Consent relates in accordance with the procedures set forth in the Offering Circular and the Consent and Letter of Transmittal. A Holder who validly withdraws previously tendered Existing Notes will not receive any Consideration with respect to such withdrawn Existing Notes, but will be entitled to receive the interest payment that was due such Holder on November 1, 2002.

        7.    Holders who tender Existing Notes will not be obligated to pay brokerage commissions or solicitation fees. Any transfer taxes incident to the transfer of Existing Notes from the holder to Cherokee will be paid by Cherokee, except as otherwise provided in the Instructions in the Consent and Letter of Transmittal.

        If you wish to have us tender (and, if you were the Record Date Holder, deliver a Consent with respect to) any or all of the Existing Notes held by us for your account, please so instruct us by completing, executing and returning to us the instructions set forth on the following page. If you authorize the tender of your Existing Notes, the entire principal amount of such Existing Notes will be tendered unless otherwise specified in the instructions. If we do not receive written instructions in accordance with the procedures set forth in the Offering Circular and the Consent and Letter of Transmittal, we will not tender any Existing Notes (and therefore will not deliver any Consents) for your account. Your instructions should be forwarded to us in ample time to permit us to submit a tender (and deliver the related Consents) on your behalf prior to the Expiration Time.

        The Exchange Offer is being made, and the Consent Solicitation is being conducted, solely pursuant to the Offering Circular and the Consent and Letter of Transmittal.

        The Offering Circular and any related documents do not constitute an offer to buy or the solicitation of an offer to sell Existing Notes, New Senior Notes or New Convertible Notes in any circumstances under which such offer or solicitation is unlawful. The Offering Circular and any related documents also do not constitute a solicitation of a Consent in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such a solicitation.

INSTRUCTIONS

        The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer and Consent Solicitation made by Cherokee International Corporation with respect to the Existing Notes.

        The undersigned hereby represents and warrants that the undersigned (1) as tendering Holder has full power and authority to tender, sell, assign and transfer all right, title and interest in the Existing Notes and to acquire the Consideration Option indicated below, issuable upon the exchange of such Existing Notes, and that, when such validly tendered Existing Notes are accepted by Cherokee for exchange, Cherokee will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim, (2) as the Record Date Holder has full power and authority to consent to the Proposed Amendments and (3) understands and agrees that, by executing and delivering the Consent and Letter of Transmittal, the tendering Holder will become party to the Stockholders' Agreement.

  /
  /    If the undersigned was not the Record Date Holder, please indicate by checking this box and signing below.

        If the undersigned has elected to tender Existing Notes and receive Warrants and New Senior Notes in the form of Units, the undersigned understands that it shall be deemed to be a party to the Stockholders' Agreement as of the date of the consummation of the Exchange Offer and Consent Solicitation and receipt of Warrants, as set forth in the Offering Circular.

        By completing, executing and delivering these Instructions, the undersigned hereby makes the acknowledgments, representations and warranties referred to above and instructs you to tender (and deliver the related Consents with respect to) the Existing Notes held by you for the account of the undersigned, upon the terms and subject to the conditions and conditions set forth in the Offering Circular and the Consent and Letter of Transmittal.

EXISTING NOTES WHICH ARE TO BE TENDERED AND, IF HOLDER IS A RECORD DATE HOLDER, FOR WHICH CONSENT TO THE PROPOSED AMENDMENTS IS TO BE GIVEN

CERTIFICATE NUMBERS	PRINCIPAL AMOUNT	EXISTING NOTES ARE TO BE TENDERED AND RELATED CONSENTS ARE TO BE GIVEN ("YES" OR "NO")*

* Unless otherwise indicated, "yes" will be assumed.

SIGNATURE OF TENDERING HOLDER

The undersigned tendering Holder hereby represents that it is not the Record Date Holder with regard to the principal amount of the Existing Notes indicated above.

x	, dated	2002

x	, dated	2002

Signature(s) of tendering Holder

EXCHANGE OFFER CONSIDERATION ELECTION

Please select the Consideration you wish to receive for each $1,000 principal amount of Existing Notes you tender. You must select one of the two Consideration Options for the entire principal amount of Existing Notes you are tendering:

OPTION 1
/ /	1 Unit, consisting of $1,000 principal amount of New Senior Notes and 1 Warrant to purchase shares of common stock of Cherokee.
OPTION 2
/ /	$1,000 principal amount of New Convertible Notes, which will be convertible into shares of common stock of Cherokee.
IF YOU FAIL TO MAKE A VALID ELECTION, YOUR EXISTING NOTES WILL NOT BE ACCEPTED FOR EXCHANGE.

IMPORTANT

PLEASE SIGN HERE
(To Be Completed by All Tendering Holders and Consenting Holders)

The completion, execution and timely delivery of these instructions will be deemed to constitute an instruction to tender Existing Notes as indicated above and to deliver a Consent to the Proposed Amendments with respect to such tendered Existing Notes. The undersigned understands that if it is not the Record Date Holder, the separate consent of the Record Date Holder (or its duly appointed proxy) is required in order for the Consent to be accepted by Cherokee.

Signature(s)

Name(s) (Please Print)

Address

Zip Code

Area Code and Telephone No.

Tax Identification or Social Security No.
(See Substitute Form W-9 herein)
My Account Number with You

Date

(Must be signed by the registered holder(s) of the Existing Notes exactly as its (their) name(s) appear(s) on certificate(s) or on a security position listing, or by the person(s) authorized to become registered holder(s) by endorsement and documents transmitted herewith. If such person is not the Record Date Holder, a separate signature below must be delivered by the Record Date Holder to make the tender valid. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title next to his or her name above. See Instruction 4 to the Consent and Letter of Transmittal.)

SIGNATURE OF RECORD DATE HOLDER

The undersigned Record Date Holder hereby consents to the Proposed Amendments to the Existing Indenture and to the execution of the Supplemental Indenture implementing the Proposed Amendments with regard to the principal amount of the Existing Notes indicated above.

x	, dated	2002

x	, dated	2002

Signature(s) of Record Date Holder
Area Code and Telephone Number

This letter may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same letter.

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Pursuant to the Confidential Offering Circular and Consent Solicitation Statement Dated October 28, 2002
INSTRUCTIONS